UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

SAB BIOTHERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39871	85-3899721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 East 54th Street North
Sioux Falls, South Dakota		57104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 605 679-6980

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SABS	The NASDAQ Stock Market LLC
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	SABSW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

On April 3, 2023, the Nominating and Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of SAB Biotherapeutics, Inc., a Delaware corporation (the “Company”) recommended the appointment of, and the Board subsequently appointed, Mr. Erick Lucera to serve as a director of the Company, effective as of April 3, 2023 until the Company’s next annual meeting of stockholders or until Mr. Lucera’s successor is duly elected and qualified. There is no arrangement or understanding between Mr. Lucera and any other person pursuant to which Mr. Lucera was selected as a director of the Company and there is no family relationship between Mr. Lucera and any of the Company’s directors or executive officers. The Company is not aware of any transaction involving Mr. Lucera which would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Mr. Lucera will receive compensation similar to the other non-employee members of the Board as described in the Company's Proxy Statement for the 2022 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on May 25, 2022.

Erick Lucera, CFA, has served as a chief financial officer for AVEO Oncology, a commercial stage, oncology-focused biopharmaceutical company, from January 2020 until February 2023. Mr. Lucera advised AVEO’s management through a transition following AVEO’s acquisition by LG Chem, Ltd. Prior to Mr. Lucera’s time at AVEO, Mr. Lucera held chief financial officer and other senior roles at several biotechnology and medical device companies. He was previously a chief financial officer of Valeritas, a publicly traded commercial-stage medical technology company focused on developing solutions for people with diabetes, where he led Valeritas through multiple successful public offerings. Prior to Valeritas, Mr. Lucera served as chief financial officer, treasurer, and secretary of Viventia Bio (acquired by Eleven Biotherapeutics, Inc., now Sesen Bio), a biotechnology company focused on developing targeted protein therapeutics for the treatment of cancer. He also previously served as vice president, corporate development at Aratana Therapeutics, a veterinary biopharmaceutical company, where he helped grow Arantana Therapeutics product pipeline through a series of acquisitions and in-licensing transactions financed through five public and private offerings of nearly $250 million. Mr. Lucera holds a Certification in Public Health (CPH) from Harvard University, as well as an MS from Boston College and an MBA from Indiana University Bloomington. He earned his BS in accounting from the University of Delaware.

Item 7.01. Regulation FD Disclosure.

On April 4, 2023, the Company issued a press release, a copy of which is filed herewith as Exhibit 99.1, announcing the appointment of Mr. Lucera. The information set forth in this Item 7.01 and in Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 and in Exhibit 99.1 shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company, dated April 4, 2023
104	Cover Page Interactive Data File-the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAB Biotherapeutics, Inc.

Date:	April 4, 2023	By:	/s/ Eddie J. Sullivan
Eddie J. Sullivan Chief Executive Officer